As filed with the Securities and Exchange Commission on May 27, 2011

Registration No. 333-153849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

(Exact Name of Registrant as Specified in Governing Instruments)

Delaware	7359	26-3215092
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Joel S. Kress
Executive Vice President — Business and Legal Affairs
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to Registrant)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Limited Partnership Interests

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) filed a Registration Statement on Form S-1, as amended (SEC File No. 333-153849) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 18, 2009, pursuant to which Fund Fourteen registered up to 420,000 limited partnership interests (the “Interests”) under the Securities Act of 1933, as amended (the “Offering”). Of the 420,000 Interests registered, 400,000 Interests were offered to the public pursuant to the primary offering on a “best efforts” basis for $1,000 per Interest and 20,000 Interests were offered pursuant to Fund Fourteen’s distribution reinvestment plan at a purchase price of $900 per Share.

Effective as of the close of business on May 18, 2011, Fund Fourteen terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the 420,000 Interests registered, 258,897.350 Interests were sold as of the termination date, including 249,377.962 Interests sold pursuant to the primary offering and 9,519.388 Interests sold pursuant to the distribution reinvestment plan. Accordingly, Fund Fourteen hereby amends the Registration Statement to withdraw from registration 161,102.650 Interests that remain unsold to the public.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 27, 2011.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P. (a Delaware limited partnership)
By:	ICON GP 14, LLC, its General Partner
By:	/s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 27, 2011.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Partnership; Co-Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Partnership; Co-Principal Executive Officer
/s/ Anthony J. Branca Anthony J. Branca	Chief Financial Officer of the General Partner of the Partnership; Principal Financial Officer and Principal Accounting Officer